UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 16, 2016

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

In a press release dated June 20, 2016, the Company announced the passing of Douglas L. Schmick, 68, a member of the Company’s Board of Directors since 2012 and a member of the Company’s Audit Committee.

As a result of Mr. Schmick’s passing and in accordance with the by-laws of the Company, the Board of Directors reduced the number of directors from seven to six, effective June 16, 2016. Votes cast for Mr. Schmick at the Company’s upcoming 2016 annual meeting of stockholders on June 23, 2016 will be disregarded. In addition, the Board of Directors appointed Jerome Kransdorf as a member of the Audit Committee of the Company effective June 17, 2016 resulting in the following independent directors serving on the Audit Committee: David B. Pittaway, Chairperson; Alexander L. Cappello; and Jerome Kransdorf.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit	Description
99.1	Press release dated June 20, 2016, entitled “The Cheesecake Factory Mourns the Passing of Director Douglas L. Schmick.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated June 20, 2016, entitled “The Cheesecake Factory Mourns the Passing of Director Douglas L. Schmick.”